UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 23, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Basin Water, Inc. (the “Company”) approved the 2008 Annual Incentive Plan applicable to the Company’s executive officers and certain other employees for the Company’s fiscal year ending December 31, 2008 (the “2008 Incentive Plan”). The 2008 Incentive Plan offers employees an opportunity to receive a bonus equal to a percentage of their base salary. Payments under the 2008 Incentive Plan are predicated upon achievement in fiscal year 2008 of (i) corporate performance goals measured by certain financial metrics, including revenues, gross margins, cash flow, operating income and earnings per share, (ii) business unit or functional performance goals and (iii) personal performance goals, in each case, as determined by the Board of Directors and/or Compensation Committee. Participants are not entitled to any bonus payment if corporate performance is below 80% of the target; provided that, the Compensation Committee may in its discretion award bonuses at corporate performance below 80% of the target. Participants are eligible for a maximum of 120% of the target bonus for performance above the target. Upon achieving targeted performance in each of these categories, the Company’s executive officers are eligible to receive bonuses equal to 50% of their base salary, which for each of the Company’s executive officers is as follows: Michael M. Stark: $162,500; Thomas C. Tekulve: $100,000; Richard A. Reese: $100,000; and Scott B. Hamilton: $87,500.

The 2008 Incentive Plan also provides for the grant of options by the Compensation Committee to the participants, including the Company’s executive officers. The number of option shares that participants are eligible to receive is equal to (i) a percentage of their base salary divided by (ii) the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. For executive officers, the percentage of base salary is equal to 70%. The exercise price of the options will be equal to at least the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. The options will have a term of ten years, and one-third of the shares subject to the options will vest on each of the first, second and third anniversaries of the grant date. All option grants will be made pursuant to the Company’s 2006 Equity Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC. (Registrant)

Date:	April 29, 2008	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve Chief Financial Officer, Treasurer and Assistant Secretary

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